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                                                                   EXHIBIT 12.1

                                TALX CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                          SIX MONTHS     SIX MONTHS
                                                                                             ENDED          ENDED
                               2000        2001       2002       2003       2004           9/30/2003      9/30/2004
                             ---------- ----------- ---------- ---------- ----------     -------------- --------------

FIXED CHARGES:
Interest expensed                    4           -         18      1,471        919                534          1,283
Amortized premiums,
discounts, and
capitalized expenses
related to
indebtedness                         -           -          -        124        159                 71            133
Estimated
interest within
rental expense                     354         453        498      1,674      1,767                881          1,009

                             ---------- ----------- ---------- ---------- ----------     -------------- --------------
                                   358         453        516      3,269      2,845              1,486          2,425
                             ========== =========== ========== ========== ==========     ============== ==============


EARNINGS:
Add:
Pre-tax income from
continuing operations (1)        4,629       3,292      6,801     18,133     20,383              9,794          8,782
Fixed charges                      358         453        516      3,269      2,845              1,486          2,425
                             ---------- ----------- ---------- ---------- ----------     -------------- --------------
                                 4,987       3,745      7,317     21,402     23,228             11,280         11,207
                             ========== =========== ========== ========== ==========     ============== ==============

RATIO OF EARNINGS TO
FIXED CHARGES                    13.93        8.27      14.18       6.55       8.16               7.59           4.62
                             ========== =========== ========== ========== ==========     ============== ==============


(1) excludes cumulative effect of accounting change in 2001.